November __, 2011

NTR Metals, LLC
10720 Composite Drive
Dallas, Texas  75220

RE:	Termination of Proxies to Vote Shares

This notice (this “Notice”) evidences the termination of proxies to vote an aggregate of four million (4,000,000) shares of DGSE Companies, Inc., a Nevada corporation (“DGSE”), granted to me by  NTR Metals, LLC, a Texas limited liability company (“NTR”), pursuant to: (i) that certain Irrevocable Proxy to Vote Shares, dated May 25, 2010; (ii) that certain Irrevocable Proxy to Vote Shares, dated June 14, 2011; (iii) that certain Irrevocable Proxy to Vote Shares, dated July 22, 2011; (iv) that certain Irrevocable Proxy to Vote Shares, dated August 11, 2011; and (v) that certain Irrevocable Proxy to Vote Shares, dated August 15, 2011 (collectively, the “Proxies”).  Pursuant to the terms of the Proxies, the Proxies would terminate upon (i) the exercise of NTR’s option to purchase from me an aggregate of one million (1,000,000) shares of the common stock of DGSE, par value $0.01 per share, and (ii) my release as guarantor of DGSE’s indebtedness pursuant to that certain Loan Agreement, dated as of December 22, 2005, between the Registrant and Texas Capital Bank, N.A., as amended.  I hereby notify you that the termination provisions of the Proxies have been met, and the Proxies are hereby terminated.

Please indicate your acknowledgment of this Notice by executing the following page and returning to the undersigned a copy of this Notice.

Very truly yours,

____________________________
Dr. L.S. Smith

cc:	I. Bobby Majumder, Esq.
K&L Gates LLP

Accepted and acknowledged to this ___ day of November, 2011:

NTR Metals, LLC

By: _________________________
Name:  John R. Loftus
Title:    President